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                                                                     EXHIBIT 5.1


                                  [LETTERHEAD]

                                                                July 17, 2000


deCODE genetics, Inc.
Lynghalsi 1
Reykjavik, Iceland

Ladies and Gentlemen:

         We have acted as counsel to deCODE genetics, Inc., a Delaware corporation, (the "Company") in connection with the filing by the Company of a Registration Statement on Form S-1 (the "Rule 462(b) Registration Statement") under the Securities Act of 1933, as amended (the "Act"), relating to the offer and sale of shares of the Company's Common Stock, $.001 par value, (the "Common Stock"). The 462(b) Registration Statement relates to the offering of 1,840,000 shares of Common Stock (the "Shares") to be purchased from the Company by the underwriters named in the Registration Statement on Form S-1 (Registration No. 333-31984) of the Company that was declared effective earlier today (the "Initial Registration Statement").

         In connection with the 462(b) Registration Statement, we have examined such corporate records, other documents, and questions of law as we have considered necessary or appropriate for the purposes of this opinion. Subject to the foregoing and on the basis of such examinations, we are of the opinion that the Shares, when issued, sold and delivered in the manner contemplated by, and in accordance with, the Initial Registration Statement (as incorporated by reference in the Rule 462(b) Registration Statement) and the underwriting agreement (the "Underwriting Agreement") filed as an exhibit to the Initial Registration Statement (and incorporated by reference in the Rule 462(b) Registration Statement) and upon receipt by the Company of payment therefor as provided in the Underwriting Agreement, will be legally issued, fully paid and nonassessable.

         We consent to the filing of this opinion as an exhibit to the 462(b) Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Prospectus contained in the Initial Registration Statement and incorporated by reference in the Rule 462(b) Registration
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deCODE genetics, Inc.
July 17, 2000
Page


Statement. By filing this consent we do not admit that we come within the categories of persons whose consent is required under Section 7 or the rules and regulations of the Securities and Exchange Commission.


                            Very truly yours,


                            /s/ Smith, Stratton, Wise, Heher & Brennan
                            ------------------------------------------
                            Smith, Stratton, Wise,
                               Heher & Brennan